EXHIBIT 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal Third Quarter of 2014 Ended March 31, 2014

SUNNYVALE, Calif., May 6, 2014 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited ("AOS") (Nasdaq:AOSL), today reported financial results for the fiscal third quarter of 2014 ended March 31, 2014.

The results for the fiscal third quarter of 2014 ended March 31, 2014 were as follows:

GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)

	Q3 FY2014	Q2 FY2014	Q3 FY2013
Revenue	$ 75.4	$ 76.3	$ 75.0
Gross Margin	16.3%	17.9%	7.0%
Operating Income (Loss)	$ (2.9)	$ 1.3	$ (13.1)
Net Income (Loss)	$ (3.3)	$ 0.2	$ (13.2)
Earnings (Loss) Per Share - Diluted	$ (0.13)	$ 0.01	$ (0.52)

On a non-GAAP basis excluding the effect of share-based compensation charges in each of the periods presented as well as the non-recurring inventory valuation charge, and the equipment write-down taken during the March quarter last year, the results were as set forth below (see detailed reconciliation included at the end of this press release).

Non-GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)

	Q3 FY2014	Q2 FY2014	Q3 FY2013
Revenue	$ 75.4	$ 76.3	$ 75.0
Gross Margin	16.5%	18.0%	17.6%
Operating Income (Loss)	$ (2.1)	$ 1.4	$ (1.6)
Net Income (Loss)	$ (2.4)	$ 0.3	$ (1.7)
Earnings (Loss) Per Share - Diluted	$ (0.09)	$ 0.01	$ (0.07)

"We are encouraged by our March quarter results. In a typically seasonal down quarter, our revenue came in almost flat quarter over quarter; our channel inventory decreased as a result of stronger sell-through; and we continued to generate strong operating cash flow," said Dr. Mike Chang, chairman and CEO of AOS. "This indicates that our recovery plan to gain market share and diversify our product offering in new markets is working. With the strength in bookings driven by our design wins across all market segments in which we play, we remain confident to achieve revenue growth and operating profitability for calendar year 2014."

In addition, our Board of Directors has authorized to reactivate our existing share repurchase program with a remaining balance of $22.7 million, and we expect that the purchases will be made through a pre-established 10b5-1 trading plan.

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Business Outlook for Fiscal Q4 Ending June 30, 2014

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

  Revenue is expected to be between $79 million and $83 million.

  GAAP gross margin is expected to be in the range of 18% to 20%.

  GAAP operating expenses are expected to be in the range of $15 million to $17 million.

  Tax expense is expected to be approximately $1.0 million to $1.3 million.

The above projections on GAAP gross margin and GAAP operating expenses include estimated share-based compensation expense of $1.3 million to $1.5 million.

Conference Call and Webcast

AOS plans to conduct an investor teleconference and live webcast to discuss the financial results for the fiscal third quarter of 2014 ended March 31, 2014 today, May 6, 2014 at 2:00 p.m. PDT / 5:00 p.m. EDT. To participate in the live call, analysts and investors should dial 877-312-8797 (or 253-237-1194 if outside the U.S.). To access the live webcast and the subsequent replay of the conference call, which will be available for seven days after the live call, go to the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.

Forward Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward looking statements include, without limitation, statements relating to projected amount of revenues, gross margin, operating income/(expenses), tax expenses, net income/(loss), and share-based compensation expenses, expectation with respect to our ability and strategy to develop new products, expand our sales, revenue and profitability, growth in revenue and profitability in 2014, our ability to reduce cost and improve profitability, the execution of our recovery plan, our share repurchase program and other information under the section entitled "Business Outlook for Fiscal Q4 Ending June 30, 2014". Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the decline of the PC industry and our ability to respond to such decline, our ability to introduce or develop new and enhanced products that achieve market acceptance, the actual product performance in volume production, the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, the state of semiconductor industry and seasonality of our markets, our ability to maintain factory utilization at a desirable level, and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 filed on August 30, 2013. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating income/(loss), net income/(loss) and diluted earnings per share ("EPS"). These supplemental measures exclude share-based compensation expenses, non-recurring inventory write-down and impairment of long-lived assets that are non-cash charges. We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of our core operating results. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the term used in this press release, non-GAAP net income/(loss), does not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables attached to this press release.  Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT and Power IC products.  AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables it to introduce innovative products to address the increasingly complex power requirements of advanced electronics.  AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS's portfolio of products targets high-volume applications, including portable computers, flat panel TVs, LED lighting, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit http://www.aosmd.com. For investor relations, please contact So-Yeon Jeong at investors@aosmd.com.

The following consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013	March 31, 2014	March 31, 2013

Revenue	$ 75,405	$ 76,265	$ 75,015	$ 235,791	$ 260,224
Cost of goods sold	63,095	62,646	69,770	192,711	208,852
Gross profit	12,310	13,619	5,245	43,080	51,372
Gross margin	16.3%	17.9%	7.0%	18.3%	19.7%

Operating expenses
Research and development	5,977	4,972	6,876	17,796	20,675
Selling, general and administrative	9,256	7,309	8,917	25,505	26,536
Impairment of long-lived assets	—	—	2,557	—	2,557
Total operating expenses	15,233	12,281	18,350	43,301	49,768
Operating income (loss)	(2,923)	1,338	(13,105)	(221)	1,604

Interest income	52	14	22	90	59
Interest expense	(62)	(69)	(93)	(210)	(282)
Income (loss) before income taxes	(2,933)	1,283	(13,176)	(341)	1,381

Income tax expense (benefit)	361	1,123	(3)	2,486	2,894
Net income (loss)	$ (3,294)	$ 160	$ (13,173)	$ (2,827)	$ (1,513)

Net income (loss) per share
Basic	$ (0.13)	$ 0.01	$ (0.52)	$ (0.11)	$ (0.06)
Diluted	$ (0.13)	$ 0.01	$ (0.52)	$ (0.11)	$ (0.06)

Weighted average number of common shares used to compute net income (loss) per share
Basic	26,067	25,846	25,467	25,865	25,266
Diluted	26,067	26,462	25,467	25,865	25,266

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)

	March 31, 2014	June 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$ 110,634	$ 92,406
Restricted cash	203	204
Accounts receivable, net	37,151	38,298
Inventories	59,802	68,339
Deferred income tax assets	1,701	3,030
Other current assets	3,736	3,578
Total current assets	213,227	205,855
Property, plant and equipment, net	123,686	138,111
Intangible assets, net	213	496
Goodwill	269	269
Deferred income tax assets - long term	10,751	10,823
Other long-term assets	1,618	767
Total assets	$ 349,764	$ 356,321
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short term debt	$ 3,107	$ 3,821
Accounts payable	27,949	31,738
Accrued liabilities	16,910	14,571
Income taxes payable	1,656	1,472
Deferred margin	629	622
Capital leases	453	1,267
Total current liabilities	50,704	53,491
Long-term debt	11,429	13,571
Income taxes payable - long term	2,383	3,692
Deferred income tax liabilities	2,164	2,613
Capital leases - long term	83	195
Deferred rent	1,187	1,308
Total liabilities	67,950	74,870
Shareholders' equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares, issued and outstanding: none at March 31, 2014 and June 30, 2013	—	—
Common shares, par value $0.002 per share:
Authorized: 50,000 shares, issued and outstanding: 26,345 shares and 26,125 shares at March 31, 2014 and 25,882 shares and 25,656 shares at June 30, 2013	53	51
Treasury shares at cost, 220 shares at March 31, 2014 and 226 shares at June 30, 2013	(1,973)	(2,054)
Additional paid-in capital	171,524	168,352
Accumulated other comprehensive income	975	957
Retained earnings	111,235	114,145
Total shareholders' equity	281,814	281,451
Total liabilities and shareholders' equity	$ 349,764	$ 356,321

Alpha and Omega Semiconductor Limited
Reconciliation of Gross Profit to Non-GAAP Gross Profit
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013	March 31, 2014	March 31, 2013

U.S. GAAP gross profit	$ 12,310	$ 13,619	$ 5,245	$ 43,080	$ 51,372

Share-based compensation:
Cost of goods sold	119	142	191	457	530
Non-recurring inventory write-down	—	—	7,734	—	7,734
Non-GAAP gross profit	$ 12,429	$ 13,761	$ 13,170	$ 43,537	$ 59,636
Non-GAAP gross margin	16.5%	18.0%	17.6%	18.5%	22.9%

Alpha and Omega Semiconductor Limited
Reconciliation of Operating Income (Loss) to Non-GAAP Operating Income (loss)
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013	March 31, 2014	March 31, 2013

U.S. GAAP operating income (loss)	$ (2,923)	$ 1,338	$ (13,105)	$ (221)	$ 1,604

Share-based compensation:
Cost of goods sold	119	142	191	457	530
Research and development	221	(32)	353	484	1,024
Selling, general and administrative	521	(5)	678	1,234	2,022
Total share-based compensation	861	105	1,222	2,175	3,576
Non-recurring inventory write-down	—	—	7,734	—	7,734
Impairment of long-lived assets	—	—	2,557	—	2,557

Non-GAAP operating income (loss)	$ (2,062)	$ 1,443	$ (1,592)	$ 1,954	$ 15,471

Alpha and Omega Semiconductor Limited
Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013	March 31, 2014	March 31, 2013

U.S. GAAP net income (loss)	$ (3,294)	$ 160	$ (13,173)	$ (2,827)	$ (1,513)

Share-based compensation:
Cost of goods sold	119	142	191	457	530
Research and development	221	(32)	353	484	1,024
Selling, general and administrative	521	(5)	678	1,234	2,022
Total share-based compensation	861	105	1,222	2,175	3,576
Non-recurring inventory write-down	—	—	7,734	—	7,734
Impairment of long-lived assets	—	—	2,557	—	2,557

Non-GAAP net income (loss)	$ (2,433)	$ 265	$ (1,660)	$ (652)	$ 12,354

Non-GAAP diluted net income (loss) per share	$ (0.09)	$ 0.01	$ (0.07)	$ (0.03)	$ 0.47

Weighted-average number of common shares used in computing non-GAAP net income (loss) per share
Diluted shares	26,067	26,462	25,467	25,865	26,064
CONTACT: Alpha and Omega Semiconductor Limited
         Investor Relations
         So-Yeon Jeong
         408-789-3172
         investors@aosmd.com